GUERITE FUNDS


                       AGREEMENT AND DECLARATION OF TRUST


                                SEPTEMBER 8, 2006

                                  GUERITE FUNDS

                       AGREEMENT AND DECLARATION OF TRUST
                       ----------------------------------
                                                                            PAGE

ARTICLE I.         NAME AND DEFINITIONS........................................1
----------         --------------------

Section 1.1        Name........................................................1

Section 1.2        Definitions.................................................1

                   (a)     "Trust".............................................1
                   (b)     "Trustees"..........................................1
                   (c)     "Shares"............................................1
                   (d)     "Series"............................................1
                   (e)     "Shareholder".......................................2
                   (f)     "1940 Act"..........................................2
                   (g)     "Commission"........................................2
                   (h)     "Declaration of Trust"..............................2
                   (i)     "Bylaws"............................................2
                   (j)     "Class" ............................................2
                   (k)     "Ohio Business Trust Law"...........................2

ARTICLE II.        PURPOSE OF TRUST............................................2
----------         ----------------

ARTICLE III.       THE TRUSTEES................................................2
------------       ------------

Section 3.1        Number, Designation, Election, Term, etc....................2

                   (a)     Initial Trustees....................................2
                   (b)     Number..............................................2
                   (c)     Term................................................3
                   (d)     Resignation and Retirement..........................3
                   (e)     Mandatory Retirement................................3
                   (f)     Removal.............................................3
                   (g)     Vacancies...........................................3
                   (h)     Effect of Death, Resignation, etc...................4
                   (i)     No Accounting.......................................4
                   (j)     Delegation of Power to Other Trustees...............4

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Section 3.2        Powers of the Trustees......................................4

                   (i)     Investments.........................................5
                   (ii)    Disposition of Assets...............................6
                   (iii)   Ownership Powers....................................6
                   (iv)    Subscription........................................6
                   (v)     Form of Holding.....................................6
                   (vi)    Reorganization, etc.................................6
                   (vii)   Voting Trusts, etc..................................6
                   (viii)  Compromise..........................................6
                   (ix)    Partnerships, etc...................................7
                   (x)     Borrowing and Security..............................7
                   (xi)    Guarantees, etc.....................................7
                   (xii)   Insurance...........................................7
                   (xiii)  Pensions, etc.......................................7
                   (xiv)   Investment in Other Investment Companies............7

Section 3.3        Certain Contracts...........................................8

                   (a)     Advisory............................................8
                   (b)     Administration......................................8
                   (c)     Distribution........................................8
                   (d)     Custodian and Depository............................8
                   (e)     Transfer and Dividend Disbursing Agency.............9
                   (f)     Shareholder Servicing...............................9
                   (g)     Legal, Accounting, Taxes and Other..................9

Section 3.4        Payment of Trust Expenses and Compensation
                   of Trustees................................................10

Section 3.5        Ownership of Assets of the Trust...........................10

ARTICLE IV.        SHARES.....................................................10
----------         ------

Section 4.1        Description of Shares......................................10

                                      -ii-





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Section 4.2        Establishment and Designation of Series....................11

                   (a)     Assets Belonging to Series.........................12
                   (b)     Liabilities Belonging to Series....................12
                   (c)     Dividends..........................................13
                   (d)     Liquidation........................................14
                   (e)     Voting.............................................14
                   (f)     Redemption by Shareholder..........................14
                   (g)     Redemption by Trust................................15
                   (h)     Net Asset Value....................................15
                   (i)     Transfer...........................................15
                   (j)     Equality...........................................16
                   (k)     Fractions..........................................16
                   (l)     Conversion Rights..................................16

Section 4.3        Ownership of Shares........................................16

Section 4.4        Investments in the Trust...................................16

Section 4.5        No Preemptive Rights.......................................16

Section 4.6        Status of Shares and Limitation of Personal
                   Liability..................................................17

ARTICLE V.         SHAREHOLDERS' VOTING POWERS AND MEETINGS...................17
---------          ----------------------------------------

ARTICLE VI.        LIMITATION OF LIABILITY; INDEMNIFICATION...................17
----------         ----------------------------------------

Section 6.1        Trustees, Shareholders, etc. Not Personally
                   Liable; Notice.............................................18

Section 6.2        Trustee's or Officer's Good Faith Action; Expert Advice;
                   No Bond or Surety..........................................18

Section 6.3        Indemnification of Shareholders............................19

Section 6.4        Indemnification of Trustees, Officers, etc.................19

Section 6.5        Advances of Expenses.......................................21

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Section 6.6        Indemnification Not Exclusive, etc.........................21

Section 6.7        Liability of Third Persons Dealing with
                   Trustees...................................................21

Section 6.8        Derivative Actions.........................................21


ARTICLE VII.       MISCELLANEOUS..............................................22
-----------        -------------

Section 7.1        Duration and Termination of Trust..........................22

Section 7.2        Reorganization.............................................22

Section 7.3        Amendments.................................................23

Section 7.4        Filing of Copies; References; Headings.....................24

Section 7.5        Applicable Law.............................................25









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                                  GUERITE FUNDS

                       AGREEMENT AND DECLARATION OF TRUST
                       ----------------------------------

     AGREEMENT AND DECLARATION OF TRUST made this 8th day of September, 2006, by the Trustees hereunder, and by the holders of Shares of beneficial interest to be issued hereunder as hereinafter provided.

                                   WITNESSETH:

     WHEREAS, this Trust is being formed to carry on the business of an investment company; and

     WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of an Ohio business trust in accordance with the provisions hereinafter set forth;

     NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

                                    ARTICLE I
                                    ---------

                              NAME AND DEFINITIONS
                              --------------------

     SECTION 1.1 NAME. This Trust shall be known as "Guerite Funds" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     SECTION 1.2 DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) The "Trust" refers to the Ohio business trust established by this Agreement and Declaration of Trust, as amended from time to time;

     (b) "Trustees" refers to the Trustees of the Trust named herein or elected in accordance with Article III;

     (c) "Shares" refers to the transferable units of interest into which the beneficial interest in the Trust or any Series or Class of shares of the Trust (as the context may require) shall be divided from time to time;

     (d) "Series" refers to Series of Shares established and designated under or in accordance with the provisions of Article IV;


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

     (e)  "Shareholder" means a record owner of Shares;

     (f) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

     (g)  "Commission" shall have the meaning given it in the 1940 Act;

     (h) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time;

     (i) "Bylaws" shall mean the Bylaws of the Trust as amended from time to time;

     (j) "Class" refers to any Class of Shares established and designated under or in accordance with the provisions of Article IV hereof; and

     (k) The "Ohio Business Trust Law" refers to Chapter 1746.01 through 1746.99 of the Ohio Revised Code.

                                   ARTICLE II
                                   ----------

                                PURPOSE OF TRUST
                                ----------------

     The purpose of the Trust is to operate as an investment company, to offer Shareholders one or more investment programs primarily in securities and financial instruments and to engage in any and all lawful acts or activities for which business trusts may be formed under the Ohio Business Trust Law. Until the Trustees determine otherwise, the Trust will maintain an office within Ohio located at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246.

                                   ARTICLE III
                                   -----------

                                  THE TRUSTEES
                                  ------------

     Section 3.1    Number, Designation, Election, Term, etc.
     -----------    ----------------------------------------

     (a) INITIAL TRUSTEES. Upon execution of this Declaration of Trust or a counterpart hereof or some other writing in which he accepts such Trusteeship and agrees to the provisions hereof, Hugh Charles Moore shall become a Trustee hereof.

     (b) NUMBER. The Trustees serving as such, whether named above or hereafter becoming a Trustee, may increase or decrease the number of Trustees to a number other than the number theretofore determined. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (F) of this Section 3.1.

     (c) TERM. Subject to the provisions set forth below, and subject to the applicable provisions of the 1940 Act, each Trustee shall serve as a Trustee during the lifetime of the Trust and until its termination as hereinafter provided or until such Trustee sooner dies, resigns, retires or is removed or the election and qualification of his successor, provided however that any Trustee who has served to the end of his term of office as has been established pursuant to any written policy adopted from time to time by a majority of the Trustees shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy. The Trustees may elect their own successors and may, pursuant to Section 3.1(g) hereof, appoint Trustees to fill vacancies.

     (d) RESIGNATION AND RETIREMENT. Any Trustee may resign his position or retire as a Trustee, by written instrument signed by him and delivered to the other Trustees or to any officer of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument.

     (e) MANDATORY RETIREMENT. Any Trustee who has attained a mandatory retirement age established pursuant to any written policy adopted from time to time by a majority of the Trustees shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy.

     (f)  REMOVAL. Any Trustee may be removed with or without cause at any time:
          (i) by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date upon which such removal shall become effective, (ii) by vote of the Shareholders holding not less than two-thirds of the Shares then outstanding, cast in person or by proxy at any meeting called for the purpose, or (iii) by a declaration in writing signed by Shareholders holding not less than two-thirds of the Shares then outstanding and filed with the Trust's Custodian.

     (g) VACANCIES. Any vacancy or anticipated vacancy resulting from any reason, including without limitation, the death, resignation, retirement, removal or incapacity of any of the Trustees or resulting from an increase in the number of Trustees by the Trustees, may (but so long as there are at least two remaining Trustees, need not unless required by the 1940 Act) be filled either by a majority vote of the remaining Trustees through the appointment of such other person as such remaining Trustees in their discretion shall determine (unless a shareholder election is required by the 1940 Act) or by the election by the Shareholders, at a meeting called for the purpose, of a person to fill such vacancy, and such appointment or election shall be effective upon the written acceptance of the person named therein to serve as a

          Trustee and agreement by such person to be bound by the provisions of this Declaration of Trust, except that any such appointment or election in anticipation of a vacancy to occur by reason of retirement, resignation, or increase in number of Trustees to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation, or increase in number of Trustees. As soon as any Trustee so appointed or elected shall have accepted such appointment or election and shall have agreed in writing to be bound by this Declaration of Trust and the appointment or election is effective, the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance.

     (h) EFFECT OF DEATH, RESIGNATION, ETC. The death, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul or terminate the Trust or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the other Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust, and only such other Trustees shall be counted for the purposes of the existence of a quorum or the taking of any action to be taken by the Trustees. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence thereof.

     (i) NO ACCOUNTING. Except to the extent required by the 1940 Act or under circumstances which would justify his removal for cause, no person ceasing to be a Trustee as a result of his death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

     (j) DELEGATION OF POWER TO OTHER TRUSTEES. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two Trustees personally exercise the powers granted to the Trustees under this Declaration of Trust except as otherwise expressly provided herein.

     Section 3.2    Powers of the Trustees.
     -----------    ----------------------

     (a) Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Trust. Without limiting the foregoing, the Trustees may:

          i. Adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders;

          ii. As they consider appropriate, elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing;

          iii. Appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine;

          iv. In accordance with Section 3.3, (i) employ one or more advisers or administrators, (ii) employ depositories and custodians and may authorize any depository or custodian to employ subcustodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments, (iii) retain transfer, dividend, accounting or Shareholder servicing agents or any of the foregoing, (iv) provide for the distribution of Shares by the Trust through one or more distributors, principal underwriters or otherwise, and
               (v) set record dates or times for the determination of Shareholders or various of them with respect to various matters;

          v. Compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate; and

          vi. In general, delegate to any officer of the Trust, to any committee of the Trustees and to any employee, adviser, administrator, distributor, principal underwriter, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

     (b) Without limiting the foregoing and to the extent not inconsistent with the 1940 Act or other applicable law, the Trustees shall have power and authority:

          i. INVESTMENTS. To purchase, sell and sell short securities of any kind including, without limitation, common and preferred stocks, bonds, call options, put options, futures contracts, shares of investment companies, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities and other debt obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein; and to hold cash or other property uninvested without in any event being bound or limited by any present or future law or custom in regard to investments by trustees;

          ii. DISPOSITION OF ASSETS. To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

          iii. OWNERSHIP POWERS. To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, instruments or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities, instruments or property as the Trustees shall deem proper;

          iv.  SUBSCRIPTION.  To exercise  powers and rights of  subscription or
               otherwise   which  in  any  manner  arise  out  of  ownership  of
               securities or debt instruments;

          v. FORM OF HOLDING. To hold any security, debt instrument or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

          vi. REORGANIZATION, ETC. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or instrument of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security or instrument held in the Trust;

          vii. VOTING TRUSTS, ETC. To join with other holders of any securities or debt instruments in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

         viii. COMPROMISE. To pay, defend, abandon, compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes, and to enter into releases, agreements and other instruments;

          ix. PARTNERSHIPS, ETC. To enter into joint ventures, general or limited partnerships and any other combinations or associations;

          x. BORROWING AND SECURITY. To borrow funds and to mortgage and pledge the assets of the Trust or any part thereof to secure obligations arising in connection with such borrowing;

          xi. GUARANTEES, ETC. To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

          xii. INSURANCE. To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters, or independent contractors, or any thereof (or any person connected therewith), of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence; provided, however, that insurance which protects the Trustees and officers against liabilities rising from action involving willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their offices may not be purchased;

         xiii. PENSIONS, ETC. To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, deferred compensation, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

          xiv. INVESTMENT IN OTHER INVESTMENT COMPANIES. To either invest all or a portion of the property of the Trust or, as applicable, the property of one or more Series of the Trust, or sell all or a portion of such property and invest the proceeds of such sales, in one or more other investment companies, in each case without any requirement of approval by Shareholders, to the extent not prohibited by the 1940 Act.

     Except as otherwise provided by the 1940 Act or other applicable law, this Declaration of Trust or the Bylaws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum, consisting of at least a majority of the Trustees then in office, being present), within or without Ohio, including (to the extent permissible under the 1940 Act) any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office (or such larger or different number as may be required by the 1940 Act or other applicable law).

     SECTION 3.3 CERTAIN CONTRACTS. Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, limited liability companies, trusts, associations, partnerships, limited partnerships, other type of organizations, or individuals ("Contracting Party") to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or of the Trust or any Series or Class thereof and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine appropriate:

     (a) ADVISORY. Subject to the general supervision of the Trustees and in conformity with the stated policy of the Trustees with respect to the investments of the Trust or of the assets belonging to any Series of Shares of the Trust (as that phrase is defined in subsection (a) of Section 4.2), to manage such investments and assets, make investment decisions with respect thereto, and to place purchase and sale orders for portfolio transactions relating to such investments and assets;

     (b) ADMINISTRATION. Subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Trust, to supervise all or any part of the operations of the Trust, and to provide all or any part of the administrative and clerical personnel, office space and office equipment and services appropriate for the efficient administration and operations of the Trust;

     (c) DISTRIBUTION. To distribute the Shares of the Trust, to be principal underwriter of such Shares, and/or to act as agent of the Trust in the sale of Shares and the acceptance or rejection of orders for the purchase of Shares;

     (d) CUSTODIAN AND DEPOSITORY. To act as depository for and to maintain custody of the property of the Trust and accounting records in connection therewith;

     (e) TRANSFER AND DIVIDEND DISBURSING AGENCY. To maintain records of the ownership of outstanding Shares, the issuance and redemption and the transfer thereof, and to disburse any dividends declared by the Trustees and in accordance with the policies of the Trustees and/or the instructions of any particular Shareholder to reinvest any such dividends;

     (f)  SHAREHOLDER  SERVICING.   To  provide  service  with  respect  to  the
          relationship of the Trust and its Shareholders, records with respect to Shareholders and their Shares, and similar matters; and

     (g) LEGAL, ACCOUNTING, TAXES AND OTHER. To handle all or any part of the legal, accounting, tax or other responsibilities, whether with respect to the Trust's properties, Shareholders or otherwise.

The same person may be the Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust or any Series or Class thereof and/or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties and responsibilities provided for, including provisions that are not inconsistent with the 1940 Act relating to the standard of duty of and the rights to indemnification of the Contracting Party and others, as the Trustees may determine. Nothing herein shall preclude, prevent or limit the Trust or a Contracting Party from entering into subcontractual arrangements relative to any of the matters referred to in Sections 3.3(a) through (g) hereof.

     Subject to the provisions of the 1940 Act, the fact that:

          (i) any of the  Shareholders,  Trustees  or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any Contracting Party, or of or for any parent or affiliate of any Contracting Party or that the Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust, or that
          (ii) any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or has other business or interests, shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Trust or any Series or Class thereof and/or the Trustees or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders, provided that in the case of any relationship or interest referred to in the preceding clause (i) on the part of any Trustee or officer of the Trust either (1) the material facts as to such relationship or interest have been disclosed to or are known by the Trustees not having any such relationship or interest and the contract involved is approved in good faith reasonably justified by such facts by a majority of such Trustees not having any such relationship or interest (even though such unrelated or disinterested

Trustees are less than a quorum of all of the Trustees), or (2) the specific contract involved is fair to the Trust as of the time it is authorized, approved or ratified by the Trustees or by the Shareholders.

     SECTION 3.4 PAYMENT OF TRUST EXPENSES AND COMPENSATION OF TRUSTEES. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series or Classes that may be established and designated pursuant to Article IV, as the Trustees deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser, administrator, distributor, principal underwriter, auditor, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, Shareholder servicing agent, and such other agents, consultants, and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Trust for their services as Trustees and may fix the amount of such compensation.

     SECTION 3.5 OWNERSHIP OF ASSETS OF THE TRUST. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

                                   ARTICLE IV
                                   ----------

                                     SHARES
                                     ------

     SECTION 4.1 DESCRIPTION OF SHARES. The beneficial interest in the Trust shall be divided into Shares, all without par value, but the Trustees shall, subject to the applicable requirements of the 1940 Act, have the authority from time to time to divide the Shares into two or more Series of Shares, as they deem necessary or desirable, to establish and designate such Series, and to fix and determine the relative rights and preferences as between the different Series of Shares as to right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the several Series shall have separate voting rights. Except as aforesaid all Shares of the different Series shall be identical.

     The Shares of each Series may be issued or reissued from time to time in one or more Classes, as determined by the Board of Trustees pursuant to resolution. Each Class shall be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number or title. All Shares of each Series shall be of equal rank and have the same powers, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions without distinction between the shares of different Classes thereof, except with respect to such differences among such Classes, as the Board of Trustees shall from time to time determine to be necessary or desirable, including differences in the rate or rates of dividends or distributions. The Board of Trustees may from time to time increase the number of Shares allocated to any Class already created by providing that any unissued Shares of the applicable Series shall constitute part of such Class, or may decrease the number of Shares allocated to any Class already created by providing that any unissued Shares previously assigned to such Class shall no longer constitute part thereof. The Board of Trustees is hereby empowered to classify or reclassify from time to time any unissued Shares of each Series by fixing or altering the terms thereof and by assigning such unissued shares to an existing or newly created Class. Notwithstanding anything to the contrary in this paragraph the Board of Trustees is hereby empowered (i) to redesignate any issued Shares of any Series by assigning a distinguishing letter, number or title to such shares and (ii) to reclassify all or any part of the issued Shares of any Series to make them part of an existing or newly created Class. The number of authorized Shares and the number of Shares of each Series that may be issued is unlimited, and the Trustees may issue Shares of any Series for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable (but may be subject to mandatory contribution back to the Trust as provided in subsection (g) of Section 4.2). The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series into one or more Series that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series reacquired by the Trust.

     The Trustees may from time to time close the transfer books or establish record dates and times for the purposes of determining the holders of Shares entitled to be treated as such, to the extent provided or referred to in the Bylaws. The establishment and designation of any Series of Shares in addition to that established and designated in Section 4.2, or of any Class of Shares, shall be effective (a) upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series or Class, (b) upon the vote of a majority of the Trustees as set forth in an instrument executed by an officer of the Trust, or (c) otherwise or at such other time as the instrument referred to in the foregoing clause (a) or the vote referred to in the foregoing clause (b) may provide. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated the Trustees may by an instrument executed by a majority of their number abolish that Series or Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration of Trust.

     Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of any Series of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Series from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series generally.

     SECTION 4.2 ESTABLISHMENT AND DESIGNATION OF SERIES. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees hereby establish and designate one Series of Shares: "Guerite Absolute Return
Fund". The Shares of this Series and any Shares of any further Series that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series or Class at the time of establishing and designating the same) have the following relative rights and preferences:

     (a) ASSETS BELONGING TO SERIES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that Series as provided in the following sentence, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, incomes, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. No holder of Shares of any particular Series shall have any claim on or right to any assets allocated or belonging to any other Series of Shares. No holder of Shares of any particular Series shall be entitled to participate in a derivative or class action on behalf of any other Series or the Shareholders of any other Series.

          The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

     (b) LIABILITIES BELONGING TO SERIES. The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series are herein referred to as "liabilities belonging to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes. Under no circumstances shall the assets allocated or belonging to any particular Series be charged with liabilities attributable to any other Series. All persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to any particular Series, shall look only to the assets of that particular Series for payment of such credit, claim or contract.

     (c) DIVIDENDS. Dividends and distributions on Shares of a particular Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Series, from such of the estimated income and capital gains, accrued or realized, from the assets belonging to that Series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure, and except that if Classes have been established for any Series, the rate of dividends or distributions may vary among such Classes pursuant to resolution, which may be a standing resolution, of the Board of Trustees. Such dividends and distributions may be made in cash or Shares or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (h) of Section 4.2.

          The Trust intends to qualify each Series as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Trust, the Board of Trustees shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Trustees, to enable each Series to qualify as a regulated investment company and to avoid liability of the Series for federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Trustees to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of each Series for such tax.

     (d) LIQUIDATION. In event of the liquidation or dissolution of a Series, or of the Trust as a whole, the Shareholders of each Series that has been established and designated shall be entitled to receive, as a Series, when and as declared by the Trustees, the excess of the assets belonging to that Series over the liabilities belonging to that Series. The assets so distributable to the Shareholders of any particular Series shall be distributed among such Shareholders in proportion to the number of Shares of that Series held by them and recorded on the books of the Trust. The liquidation of any particular Series may be authorized by vote of a majority of the Trustees then in office; provided, however, that if the approval of the outstanding voting Shares of that Series is required by the 1940 Act or the Ohio Business Trust Law, then any liquidation approved by the Trustees shall not be effective until approved by such a vote.

     (e) VOTING. All shares of all Series shall have "equal voting rights" as such term is defined in the 1940 Act and except as otherwise provided by the 1940 Act. Shareholders entitled to vote on any matter will have one vote for each Share owned. On each matter submitted to a vote of the Shareholders, all Shares of all Series shall vote as a single class ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any Series or Class is required by the 1940 Act, such requirements as to a separate vote by that Series or Class shall apply in lieu of Single Class Voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more Series or Class, then, subject to (c) below, the Shares of all other Series or Classes shall vote as a single class; and (c) as to any matter which does not affect the interest of a particular Series or Class, only the holders of Shares of the one or more affected Series or Class shall be entitled to vote.

     (f) REDEMPTION BY SHAREHOLDER. Each holder of Shares of a particular Series shall have the right at such times as may be permitted by the Trust, but no less frequently than required by the 1940 Act, to require the Trust to redeem all or any part of his Shares of that Series or Class at a redemption price equal to the net asset value per Share of that Series or Class next determined in accordance with subsection (h) of this Section 4.2, less any applicable redemption fee or sales charge, after the Shares are properly tendered for redemption. Payment of the redemption price shall be made from the assets of the applicable Series in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may make payment wholly or partly in securities or other assets belonging to the Series of which the Shares being redeemed are part at the value of such securities or assets used in such determination of net asset value.

          Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Series or Class to require the Trust to redeem Shares of that Series or Class during any period or at any time when and to the extent permissible under the 1940 Act, and such redemption is conditioned upon the Trust having funds or property legally available therefor.

     (g) REDEMPTION BY TRUST. Each Share of each Series that has been established and designated is subject to redemption by the Trust at the redemption price which would be applicable if such Share was then being redeemed by the Shareholder pursuant to subsection (f) of this
          Section 4.2 at any time and for any reason under the terms set by the Trustees, including but not limited to: (a) the failure of a Shareholder to supply a tax identification number if required to do so, (b) the failure of a Shareholder to pay when due for the purchase of Shares issued to that Shareholder, (c) the value of a Shareholder's Shares being less than a minimum amount established from time to time by the Trustees, (d) the failure of a Shareholder to meet or maintain the qualifications for ownership of a particular Series or Class of Shares, or (e) the determination by the Trustees or pursuant to policies adopted by the Trustees that ownership of Shares by a particular Shareholder is not in the best interests of the remaining Shareholders of the Trust or applicable Series or Class. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

     (h) NET ASSET VALUE. The net asset value per Share of any Series shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities belonging to that Series) by the total number of Shares of that Series outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time. The Trustees may determine to maintain the net asset value per Share of any Series at a designated constant dollar amount and in connection therewith may reduce the number of outstanding Shares of the Series by reducing the number of Shares in the account of each Shareholder on a pro rata basis, so as to maintain the net asset value per Share of such Series at a constant dollar amount.

     (i) TRANSFER. All Shares of each particular Series shall be transferable, but transfers of Shares of a particular Series will be recorded on the Share transfer records of the Trust applicable to that Series only at such times as Shareholders shall have the right to require the Trust to redeem Shares of that Series and at such other times as may be permitted by the Trustees.

     (j) EQUALITY. All Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal to each other Share of that Series; but the provisions of this sentence shall not restrict any distinctions among Classes permissible under this Section 4.2 that may exist with respect to Shares of the same Series. The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Shares of any other Series.

     (k) FRACTIONS. Any fractional Share of any Series or Class, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

     (l) CONVERSION RIGHTS. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Series shall have the right to convert said Shares into Shares of one or more other Series of Shares in accordance with such requirements and procedures as may be established by the Trustees.

     SECTION 4.3 OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series that has been established and designated. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time, and, if so issued, may be retired by the Trustees at any time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Series and Class held from time to time by each such Shareholder.

     SECTION 4.4 INVESTMENTS IN THE TRUST. The Trustees may accept investments in the Trust from such persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

     SECTION 4.5 NO PREEMPTIVE RIGHTS. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

     SECTION 4.6 STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.


                                    ARTICLE V
                                    ---------

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS
                    ----------------------------------------

     The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Section 3.1, (ii) with respect to any contract with a Contracting Party as provided in Section 3.3 as to which Shareholder approval is required by the 1940 Act, and (iii) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, the Ohio Business Trust Law, this Declaration of Trust or the Bylaws, or as the Trustees may consider necessary or desirable. There shall be no cumulative voting in the election of any Trustee or Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by Shareholders. A majority of the Shares present in person or by proxy, at a meeting of which a quorum is present, shall decide any questions and a plurality shall elect a Trustee, except when a different vote is required or permitted by any provision of the 1940 Act or other applicable law or by this Declaration of Trust or the Bylaws.

     The Bylaws may include further provisions for Shareholders' votes and meetings, including the establishment of record dates, the determination of a quorum and related matters not inconsistent with the provisions hereof.

                                   ARTICLE VI
                                   ----------

                    LIMITATION OF LIABILITY; INDEMNIFICATION
                    ----------------------------------------

     SECTION 6.1 TRUSTEES, SHAREHOLDERS, ETC. NOT PERSONALLY LIABLE; NOTICE. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any person in connection with Trust property or the affairs of the Trust; and all persons shall look solely to the Trust property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. No Shareholder or former Shareholder shall be subject to any personal liability whatsoever to any person in connection with Trust property or the acts, obligations or affairs of the Trust solely by reason of being or having been a Shareholder.

     All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only by or for the Trust or the Trustees and not personally. Nothing in this Declaration of Trust shall protect any Trustee or officer against any liability to the Trust or the Shareholders to which such Trustee or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer.

     Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of the State of Ohio and shall recite to the effect that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

     SECTION 6.2 TRUSTEE'S OR OFFICER'S GOOD FAITH ACTION; EXPERT ADVICE; NO BOND OR SURETY. The exercise by the Trustees or the officers of the Trust of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee or officer of the Trust shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or officer, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (a) neither the Trustees nor the officers shall be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the Trustees and the officers may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees and officers, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees and officers, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any of its officers, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party appointed by the Trustees pursuant to Section 3.3. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties. Nothing stated herein is intended to detract from the protection accorded to Trustees by Ohio Revised Code Sections 1746.08 and 1701.59, as amended from time to time.

     SECTION 6.3 INDEMNIFICATION OF SHAREHOLDERS. In case any Shareholder or former Shareholder shall be charged or held to be personally liable for any obligation or liability of the Trust or any Series solely by reason of being or having been a Shareholder (other than taxes payable by virtue of owning shares) and not because of such Shareholder's acts or omissions or for some other reason, the Trust (upon proper and timely request by the Shareholder) shall assume the defense against such charge and satisfy any judgment thereon, and the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the applicable series to be held harmless from and indemnified against all loss and expense arising from such liability.

     Section 6.4    Indemnification of Trustees, Officers, etc.
     -----------    ------------------------------------------

     (a) The Trust out of its assets shall indemnify and hold harmless each and every Trustee and officer of the Trust from and against any and all claims, demands, costs, losses, expenses, and damages whatsoever arising out of or related to such Trustee's performance of his or her duties as a Trustee or officer of the Trust; provided that nothing herein contained shall require the Trust to indemnify, hold harmless or protect any Trustee or officer from or against any liability to the Trust or any Shareholder to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Subject to the exceptions and limitations contained in Subsection (b) below:

          (i) every person who is, or has been, a Trustee or an officer, employee or agent of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof; and

          (ii) as  used  herein,   the  words  "claim,"   "action,"  "suit,"  or
               "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     (b)  No indemnification shall be provided hereunder to a Covered Person:

          (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

          (ii) in the event the matter is not adjudicated by a court or other appropriate body, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office: by at least a majority of those Trustees who are neither "interested persons" of the Trust (as that term is defined in the 1940 Act) nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry), or by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

     (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

     (d) To the maximum extent permitted by applicable law, expenses incurred in defending any proceeding may be advanced by the Trust before the disposition of the proceeding upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section; provided, however, that either a majority of the Trustees who are neither interested persons of the Trust (as that term is defined in the 1940 Act) nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.

     (e) Any repeal or modification of this Article VI by the Shareholders, or adoption or modification of any other provision of the Declaration or Bylaws inconsistent with this Article, shall be prospective only, to the extent that such repeal, or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

     SECTION 6.5 ADVANCES OF EXPENSES. The Trust shall advance attorneys' fees or other expenses incurred by a Covered Person in defending a proceeding to the full extent permitted by the Securities Act of 1933, as amended, the 1940 Act, and Ohio Revised Code Chapter 1707, as amended. In the event any of these laws conflict with Ohio Revised Code Section 1701.13(E), as amended, these laws, and not Ohio Revised Code Section 1701.13(E), shall govern.

     SECTION 6.6 INDEMNIFICATION NOT EXCLUSIVE, ETC. The right of indemnification provided by this Article VI shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VI, "Covered Person" shall include such person's heirs, executors and administrators. Nothing contained in this article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

     SECTION 6.7 LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

     SECTION 6.8 DERIVATIVE ACTIONS. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any Series or Class thereof without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be excused only when the plaintiff makes a specific showing that irreparable injury to the Trust or any Series or Class thereof would otherwise result, or if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment advisor or underwriter, or the amount of such remuneration.

     Such demand shall be mailed to the Secretary of the Trust at the Trust's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or any Series or Class thereof, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders. Any decision by the Trustees to bring or maintain a court action, proceeding or suit on behalf of the Trust or any Series or Class thereof shall be subject to the right of the Shareholders under Article V of this Declaration of Trust to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.

                                   ARTICLE VII
                                   -----------

                                  MISCELLANEOUS
                                  -------------

     SECTION 7.1 DURATION AND TERMINATION OF TRUST. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by a majority of the Trustees then in office.

     Upon termination, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash, securities or other property, or any combination thereof, and distribute the proceeds to the Shareholders, in conformity with the provisions of subsection (d) of Section 4.2.

     Section 7.2    Reorganization.
     -----------    --------------

     (a) The Trustees may sell, convey and transfer the assets of the Trust, or the assets belonging to any one or more Series, to another trust, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another Series of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such transfer being made subject to, or with the assumption by the transferee of, all or substantially all the liabilities belonging to each Series the assets of which are so transferred; provided, however, that, if shareholder approval is required by applicable law, no assets belonging to any particular Series shall be so transferred unless the terms of such transfer shall have first been approved at a meeting called for the purpose by the affirmative vote of the holders of a majority of the outstanding voting Shares, as defined in the 1940 Act, of that Series.

     (b) Notwithstanding Section 7.2(a) above, any one or more Series may, either as the successor, survivor or non-survivor, (1) consolidate or merge with one or more other trusts, partnerships, associations or corporations, including any series or class thereof, organized under the laws of the State of Ohio or any other state of the United States; or (2) transfer a substantial portion of its assets to one or more other trusts, partnerships, associations or corporations, including any series or class thereof, organized under the laws of the State of Ohio or any other state of the United States, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in an agreement and plan of reorganization authorized and approved by the Trustees and entered into by the relevant series in connection therewith. Any such consolidation, merger or transfer may be authorized by vote of a majority of the Trustees then in office without the approval of Shareholders of any Series.

     (c) Following such transfer, the Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Series the assets belonging to which have so been transferred) among the Shareholders of the Series the assets belonging to which have been so transferred; and if all of the assets of the Trust have been so transferred, the Trust shall be terminated.

     Section 7.3    Amendments.
     -----------    ----------

     (a) The Trustees may, by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees), without any Shareholder vote, amend or otherwise supplement this Declaration of Trust by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated Declaration of Trust. Without limiting the foregoing power reserved to the Trustees, the Trustees may, without any Shareholder vote, amend this Declaration of Trust in order to (a) establish and designate any new Series of Shares not established and designated in Section 4.2, or any Class or amend any such establishment or designation; (b) change the name of the Trust or the name of any Series or Class theretofore established and designated or the name of its principal office or agent, as applicable; (c) abolish any Series or Class previously established and designated; (d) supply any omission, cure any ambiguity or cure, correct or supplement any provision hereof which is internally inconsistent with any other provision hereof; or (e) if the Trustees deem it necessary and advisable, to conform this Declaration of Trust to the requirements of applicable law, including the 1940 Act and the Internal Revenue Code and applicable regulations, in order that the Trust may obtain the most favorable treatment thereunder available to regulated investment companies, but the Trustees shall not be liable for failing to do so. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted.

     (b) Shareholders shall only have the right to vote on (i) any amendment required by law to be approved by Shareholders; and (ii) any other amendment submitted to them by the Trustees, as determined by the Trustees in their sole discretion. Any amendment on which Shareholders have the right to vote shall require the vote, or the written consent, without a meeting, of the holders of Shares representing not less than a majority of the outstanding Shares of the Trust, or such other vote as is required by law. Notwithstanding the foregoing, if the Trustees shall determine that any amendment required or permitted to be submitted to Shareholders would affect only the interest of Shareholders of particular Series or Classes of Shares, then only
          Shareholders of such Series or Classes, as applicable, shall be entitled to vote thereon, and no vote of Shareholders of any other Series or Classes shall be required.

     (c) An amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted.

     (d) Nothing contained in this Declaration of Trust shall permit the amendment of this Declaration of Trust to impair the exemption from personal liability of the Shareholders, former Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders or former Shareholders. Notwithstanding anything else herein, any amendment to Section 6.4 shall not limit the rights to indemnification or insurance provided therein with respect to actions or omissions of persons entitled to indemnification under such Section prior to such amendment.

     (e) Notwithstanding any other provision hereof, until such time as Shares of a particular Series or Class are first issued, this Declaration of Trust may be terminated or amended in any respect as to that Series or Class, and as to any Series or Class in which Shares are not outstanding, by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

     SECTION 7.4 FILING OF COPIES; REFERENCES; HEADINGS. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of the State of Ohio, as well as any other governmental office where such filing may from time to time be required, but the failure to make any such filing shall not impair the effectiveness of this instrument or any such amendment. Anyone dealing with the

Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder" shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

     SECTION 7.5 APPLICABLE LAW. This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Ohio including the Ohio General Corporation Law as the same may be amended from time to time, but the reference to said Corporation Law is not intended to give the Trust, the Trustees, the Shareholders or any other person any right, power, authority or responsibility available only to or in connection with an entity organized in corporate form. The Trust shall be of the type referred to in Section 1746.01 of the Ohio Revised Code, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand for himself and his assigns, as of the day and year first above written.

                                     /s/ Hugh Charles Moore
                                     ---------------------------
                                     Hugh Charles Moore, Trustee

STATE OF SOUTH CAROLINA)
                     )ss:
COUNTY OF GREENVILLE)

     Before me, a Notary Public in and for said county and state, personally appeared the above named Hugh Charles Moore, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on this 8th day of September, 2006.

                                          /s/ Pamela A. Bauer
                                          Notary Public

My Commission Expires:  March 10, 2013